EXHIBIT 10.1

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (the “Agreement”) is entered into as of the 24th day of September, 2018, by and between Janel Corporation, a Nevada corporation (“Janel”), and the undersigned holders (each, a “Series A Holder”, and collectively, the “Series A Holders”) of all of the issued and outstanding shares of Janel’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Shares”).

EXPLANATORY STATEMENT

Pursuant to the terms of a Securities Purchase Agreement dated as of January 10, 2007 (the “Purchase Agreement”), the Series A Holders purchased 1,000,000 Series A Shares for an aggregate purchase price of $500,000.  From and after a 50:1 reverse stock split effected by Janel, 20,000 Series A Shares are currently issued and outstanding and held by the Series A Holders.  The Series A Holders desire to sell all of the Series A Shares to Janel, and Janel desires to redeem and purchase all of the Series A Shares from the Series A Holders for an aggregate purchase price of $400,000, and to terminate all rights which the Series A Holders have in connection with the Series A Shares and Janel’s obligations under the Purchase Agreement or in connection with the Series A Shares.

NOW THEREFORE, in consideration of the foregoing Explanatory Statement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

AGREEMENT

1.          Incorporation of Recitals.  The Explanatory Statement to this Agreement is incorporated by reference herein.

2.          Closing; Payment and Transfer.

(a)          The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on or before September 30, 2018.  At the Closing:

a.
Janel shall cause the total sum of Four Hundred Thousand Dollars ($400,000.00) (the “Purchase Price”) to be paid to the Series A Holders, in immediately available funds, wired to such account as directed by John Lanser 3rd on behalf of all of the Series A Holders;

b.
The Series A Holders will assign and surrender to Janel all of the issued and outstanding Series A Shares, and, in furtherance thereof, will deliver to Janel stock certificates evidencing such Series A Shares along with executed Assignments Separate from Certificate with respect thereto in the form attached hereto.

(b)          The Series A Holders will be fully responsible for paying any and all taxes owed relating to the receipt by the Series A Holders of the Purchase Price.

3.          Effect of Redemption.    The Series A Holders acknowledge and agree that all  interest, dividends, fees and other payments due to any of the Series A Holders pursuant to the terms of the Purchase Agreement and/or under the terms of the Series A Shares have been paid in full, and all obligations of Janel pursuant to the terms of the Purchase Agreement and/or under the terms of the Series A Shares have been satisfied in full.  Upon the Closing, all rights of the Series A Holders pursuant to the terms of the Purchase Agreement, the Registration Rights Agreement and any other agreement entered into in connection therewith, and/or under the terms of the Series A Shares for interest, dividends, fees, other payments, conversion to other classes of Janel stock, information, registration and any other rights will terminate and be of no further force or effect, and Janel will have no further obligations to any of the Series A Holders.

4.          Acknowledgements, Representations and Warranties.

(a)          Each of the Series A Holders acknowledges that it is aware that Janel has expansion and growth plans which may increase the value of Janel and/or the Series A Shares, but that, as a sophisticated investor, each Series A Holder nevertheless desires to assign and surrender the Series A Shares pursuant to the terms hereof.

(b)          Each of the Series A Holders represents and warrants that, in negotiating and executing this Agreement, it has an adequate opportunity to consult with competent counsel or other representatives of their choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth herein.  The parties have carefully read this Agreement in its entirety, and fully understand and agree to its terms and conditions, and intend and agree that it is a final and binding agreement, and understand that, in the event of a breach, any party may seek relief, including damages, restitution and injunctive relief, at law or in equity.

(c)          Each of the Series A Holders warrants and represents to Janel that it has good and mar-ketable title to the Series A Shares, free and clear of any lien, claim or encum-brance.  There are no options, warrants, calls, subscrip-tions, rights, commitments, agreements, or understand-ings of any character obligating such Series A Holder to transfer any interest in any of the Series A Shares to any other person or entity.

5.          Complete Agreement.  This Agreement constitutes the complete, final and entire agreement between the parties concerning the subject matter and supersedes all prior negotiations, contracts, and proposed agreements, understandings, terms, covenants, conditions or representations, if any, between the parties.  Any changes to this Agreement must be in writing.

6.          Severability.  Should any provision of this Agreement be deemed illegal, invalid or otherwise unenforceable, in whole or in part, by a court of competent jurisdiction, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7.          Governing Law and Jurisdiction.  All provisions of this Agreement will be construed in accordance with and governed by the laws of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of the federal and state courts situate in New York.

8.          Acknowledgement of Authority.  The individual(s) signing this Agreement on behalf of any party warrant and represent that he has all necessary and appropriate authority and approvals to bind and execute this Agreement on behalf of all entities and in all capacities for which he signs.

9.          Miscellaneous.

(a)          Further Assurance.  The parties to this Agreement shall deliver or cause to be delivered such instruments and other documents at such times and places as are reasonably necessary or desirable, and shall take any other action reasonably requested by the other party for the purpose of giving effect to this Agreement.

(b)          Assignment.  No party to this Agreement may assign any of his or its rights or obligations under this Agreement or any document referred to in this Agreement without the prior written consent of the other parties to this Agreement.

(c)          Modification and Waiver.  No amendment, variation or waiver of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all the parties to this Agreement.

(d)          Notices. Any notices to be given under this agreement shall be sent to the address of the party appearing on the signature page hereto.

(e)          Construction.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party who caused it to have been drafted.  As used in this Agreement, the singular shall include the plural and vice versa and the use of any gender shall be deemed to be or include the neutral and other gender, whenever appropriate.

(f)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

(g)          Attorney’s Fees and Costs.  Each of the parties to this Agreement shall bear its own costs and attorneys’ fees in connection with the preparation, review, negotiation, drafting or redrafting of this Agreement.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Agreement and Release as of the date first above written.

JANEL CORPORATION

By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer
303 Merrick Road, Suite 400
Lynbrook, NY 11563

SANDS BROTHERS VENTURE CAPITAL LLC

By:	/s/ Steven Sands
Name:	Steven Sands
Title:	Manager

SANDS BROTHERS VENTURE CAPITAL II LLC

By:	/s/ Steven Sands
Name:	Steven Sands
Title:	Manager

SANDS BROTHERS VENTURE CAPITAL III LLC

By:	/s/ Steven Sands
Name:	Steven Sands
Title:	Manager

SANDS BROTHERS VENTURE CAPITAL IV LLC

By:	/s/ John Lanser 3rd
Name:	John Lanser 3rd
Title:	Liquidator

745 Fifth Ave., Suite 500
New York, New York 10151

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, SANDS BROTHERS VENTURE CAPITAL   LLC does hereby transfer and assign unto JANEL CORPORATION                shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Janel Corporation, a Nevada corporation, standing in its name on the books of such corporation and represented by Stock Certificate Number   , and does hereby appoint                               as attorney to transfer said shares of stock on the books of the corporation with full power of substitution in the premises.

Dated: September    , 2018

SANDS BROTHERS VENTURE CAPITAL LLC

By:
Name:
Title: